No.:__________

New Labor Agreement

Party A: **Chongqing CAT9 Industrial Co., Ltd**

Party B: **Sun Wenfa**

Signing date: **7** MM **1** DD **2017** YY

Party A: Chongqing CAT9 Industrial Co., Ltd

Contact number: 023-62932061

Registered address: YuDong MiaoShiTai#46-9, Banan District, Chongqing

Postcode: 401320

Business address: YuDong MiaoShiTai#46-9, Banan District, Chongqing

Party B: Sun Wenfa **Gender:** Male

Contact number: **13983887701**

Censuses register type (urban/rural): **Rural**

ID No.: **440112197511250939**

Home Address: **Jiangbei District, Chongqing**

Postcode: **400000**

Registered permanent residence: **San Xingmen** **Community (Village),** **/** **Street(Town),** **Jiangbei** **District (County),** **Chongqing**

Attention for Signing Labor Contract

I. Both Party A and Party B shall guarantee that all the information related to the performance of the contract provided by each other is true and effective.

II. When both Party A and Party B sign the contract, contents needed to be negotiated by both parties shall be filled in the corresponding blank after consensus.

III. While signing the contract, Party A shall affix official seal; the legal representative or the principal shall sign or seal in person; Party A shall sign or seal.

IV. Other contents agreed by both parties, contents like modification of contract, etc. can be attached in extra sheets, if there is no enough space in the contract.

V. This contract shall be filled in by pen or sign pen; texts shall be legible, brief and accurate; no alteration is allowed.

According to the *Labor Contract Law of the People's Republic of China* and provisions stipulated in relevant laws and regulations, this labor contract (hereinafter referred to as the contract) shall be made and abide by by both Party A and Party B subject to the principle of legitimacy, justice, equality, free will, unanimity through consultation and good faith.

Article I After the mutual agreement of both parties, the term of this contract will adopt the form stipulated in Item (I) below:

(I) Fixed term: From 7 MM 1 DD 2017 YY to 12 MM 31 DD 2020 YY. Therein to, the probation period is from / MM / DD / YY to / MM / DD / YY. Except for special situation.

(II) No fixed term: starts form / MM / DD / YY. Therein to, the probation period is from MM / DD / YY to / MM / DD / YY. Except for special situation

(II) The term is counted by a certain amount of a work task: from / MM / DD / YY to / MM / DD / YY. Except for special situation.

Article II The working area or workplace of Party B is at Chongqing .

Article III Party B agrees to serve as the position (profession) of CEO & President according to Party A's job requirements, the specific job contents and requirements shall be: implemented according to the position description of Party A.

Article IV Party A arranges Party B to carry out standard working hours (standard working hours, comprehensive calculation of working hours, flexible working hours) working hours system.

When implementing standard working hours system, Party B's working time will be no more than eight hours per day and no more than 40 hours per week. The weekly rest days are Saturday and Sunday.

When implementing a comprehensive calculation of working time system or flexible working time system, the positions (jobs), which are arranged by Party A to Party B, should be approved by the administrative department of labor in advance.

Article V Party A shall pay Party B the salary of last month in full amount with legal tender before the 10th of each month. Both Party A and Party B agree that Party A shall pay salary to Party B as item (I) as follows:

(I) Party B shall perform a standard working hour system, and the monthly wage is 12,000.00 Yuan. Both Party A and Party B agree that salaries shall be withheld until there is a minimum of two million RMB in retained earnings on the company consolidated balance sheet.

Article VI When Party B is on personal leave, sick leave, marriage leave, bereavement leave, maternity leave and statutory public holiday, the wage payment standard shall be executed according to the "*Employee Handbook*" of the company and related regulations of departments.

Article VII The computation base of the overtime wage which Party A pays to Party B will be calculated as item (I) below:

(I) The wage standard base agreed in Article 5 of this contract;

(II) The computation base in accordance with the "*Employee Handbook*" of Party A and relevant provisions of departments;

(III) The computation base determined by the collective contract.

Article VIII When Party A stops production or makes Party B awaiting due to its own reason, Party A shall pay wages to Party B according to the wage standard of last wage payment term (excluding overtime wage, bonuses and allowances in special working conditions or the environment) while it is within one payment term. If it is more than one payment term, Party A shall pay wages to Party B according to the actual time and the local minimum living wage.

Article IX Party A can adjust Party B's work post and work contents according to business changes or

operational needs in consultation with Party B; and accordingly redefine Party B's wage.

Article X Both Party A and Party B shall participate in social insurance in accordance with national regulations and regulations of Chongqing Municipality. Wherein Party A shall be responsible for withholding Party B's insurance fee.

Article XI When Party B suffers from illness or suffers work-related injury, the medical remuneration shall be executed according to the relevant regulations of the country and of Chongqing Municipality, the "*Employee Handbook*" of the company and the related provisions of departments.

Article XII When Party B has occupational disease or suffers work-related injury, the treatment of Party B shall be executed in accordance with the relevant state regulations and relevant regulations of Chongqing Municipality.

Article XIII The benefits provided by Party A to party B shall be executed according to the "*Employee Handbook*" of the company and the related regulations of departments.

Article XIV Party A shall equip Party B with the necessary safety facilities and issue the necessary labor protection articles according to the need of production posts and the regulations relevant to labor safety and occupational health of our country and of Chongqing Municipality.

Article XV Party A shall establish safe production systems in accordance with relevant laws and regulations; while Party B shall strictly abide by labor safety system, prohibit illegal operations, prevent accidents during working process, and reduce occupational hazards.

Article XVI Party A shall establish and improve the responsibility system of occupational disease prevention, strengthen the management of occupational disease prevention and improve the prevention and treatment level of occupational diseases.

Article XVII Both Party A and Party B can change the contents of this contract by consensus within the life of the contract. Changes to the contract shall be in writing form, and each party holds one.

Article XVIII If Both Party A and Party B revoke, modify, terminate and extent the labor contract, they shall perform them according to relevant laws and regulations like the *Labor Contract Law of the People's Republic of China* and the relevant provisions in Chongqing Municipality.

(I) In case that comply with the legal conditions listed in *Labor Law*, or agreed by both Party A and Party B, relevant contents under this contract can be changed.

(II) Party A may terminate the contract if Party B has any of the following circumstances:

1. Where Party B has been proved fails to satisfy the recruitment requirement of Party A during the probationary period;

2. A serious breach of labor discipline or the rules and regulations of the Party A;

3. Party B causes great loss to Party A due to the breach of duty and jobbery.

4. Establishing a labor relationship with other organization simultaneously, causing serious negative influence to the Party A, or refuse to correct after Party A has made a declaration.

5. Leak out the commercial secret of Party A (including technical information, operational information, marketing network, client list and etc.) which causes or may cause significantly economic loss to the interests of the Party A;

6. During the validity period of the contract, running the same or obviously competitive business with Party A for personal or other people's business.

7. Be prosecuted for criminal responsibilities under the law.

(III) Party A may terminate the contract for any one of the following circumstances, and Party A shall inform Party B upon prior thirty days in written form:

1. Even after the regulated treatment period due to illness or injury, Party B can neither continue to work in his original position, nor in other positions arranged by Party A;

2. Party B is disqualified for the assigned job, even after the trainings or modification of duties.

3. The base of evidence of objective conditions that formatted this *Labor Contract* has been taken great changed, which makes this contract unable to be fulfilled, and both parties cannot reach any agreement upon modifying the contract after negotiation.

(IV) If Party B violates the labor contract and causes economic losses for Party A, Party B shall compensate for the economic losses of Party A as follow:

1. The direct payment fee for Party A employing Party B;

2. The training expense which Party A has paid for Party B;

3. The direct economic losses of Party A which caused by the violation of Party B;

(V) Party B shall bear the responsibility of violation in otherwise agreed under any of the following circumstances:

1. Party B terminates the contract unilaterally or fails to perform the contract out of the accordance with the terms and provisions of the contract;

2. Party B fails to observe the confidential rules and regulations;

3. Party B takes on the second job or accepts commission by the convenience of the work under the duration of the contract;

4. Other acts to breach this contract, and causing direct economic losses to Party A.

Article XIX Party A shall issue the certification for revocation or termination of the labor contract to Party Band deal with the relevant formalities for the laborer within fifteen days.

Party B shall transfer the job in comply with the relevant regulations of the Party A. Party A shall pay the economic compensation to Party B in accordance with the law when transferring the job.

Article XX The Miscellaneous provisions agreed by both Party A and Party B:

1. On the date of the effectiveness of this contract, if Party B raises the disputes of labor relationship and other related rights, labor confidentiality agreement with the former working institution that involve and cause losses to Party A, Party A has the right to ask Party B for compensation of the corresponding losses;

2. If the working hours of the Party B is asked to be extended by Party A for working requirements, Party A shall arrange the compensatory time off for an equally duration of time;

3. Both Party A and Party B shall strictly abide by all laws and regulations of the state. Party B shall abide by the company's *Employee Handbook*, rules and regulations of the operating department, and comply with the management of the Party A. Party A has the right to encourage or penalize Party B in accordance with the relevant provisions of the company or the department.

Article XXI Any disputes arising from the performance of this contract shall be settled through friendly consultations between Both Party A and Party B. In case no settlement can be reached through consultations, they can apply for mediation to the labor dispute conciliation committee established by Party A; or may directly apply for arbitration to the labor dispute arbitration committee with jurisdiction.

Article XXII The following agreements as the annexes of this contract and they constitute an integral

part of this contract. If there are any conflicts between the contract and annexes, the force of the annexes shall prevail.

1. Training Agreement

2. Confidentiality Agreement

3. Non-competition Agreement

4. Rules and regulations or decision on major events with publicity according to law before or after Party A signing this contract.

Article XXIII Affairs unmentioned under this contract or affairs that are against the relevant regulations of the state and Chongqing Municipality, shall be executed according to relevant regulations of Chongqing Municipality.

Article XXIV This contract is in duplicate, held by Party A and Party B respectively.

Party A (seal)
Qian MeiHong

Month Day Year

Legal Representative (the principal) or Entrusted Agent
(Signature or seal)

7 MM 1 DD 2017 YY

Party B (signature or seal)
Sun Wenfa

7 MM 1 DD 2017 YY